Calculation of Filing Fee Tables
S-8
Intchains Group Ltd
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Class A ordinary shares, par value US$0.000001 per share	Other	4,000,000	$ 0.65	$ 2,600,000.00	0.0001381	$ 359.06
Total Offering Amounts:						$ 2,600,000.00		$ 359.06
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 359.06
Offering Note
[1]	(1) The Class A ordinary shares of Intchains Group Limited (the "Registrant") registered hereunder are represented by the Registrant's American depositary shares ("ADSs"), each representing two Class A ordinary shares, par value US$0.000001 per share. The registrant's ADSs issuable upon deposit of the Class A ordinary shares have been registered under a separate registration statement on Form F-6 (333-267154). (2) Represents Class A ordinary shares which are issuable under the 2022 Share Incentive Plan of the Registrant. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement is deemed to cover an indeterminate number of Class A ordinary shares which may be offered and issued to prevent dilution resulting from share splits, share dividends or similar transactions as provided in the 2022 Share Incentive Plan. (3) Represents Class A ordinary shares to be issued pursuant to the 2022 Share Incentive Plan. The proposed maximum offering price per share, which is estimated solely for the purposes of calculating the registration fee under Rule 457(c) and Rule 457(h) under the Securities Act, is based on US$1.29 per ADS, the average of the high and low prices for the Registrant's ADSs as quoted on the Nasdaq Capital Market on April 10, 2026. (4) Any Class A ordinary share covered by an award granted under the 2022 Share Incentive Plan (or portion of an award) that is forfeited, canceled or otherwise expired for any reason without having been exercised shall be deemed not to have been issued for purposes of determining the maximum aggregate number of Class A ordinary shares which may be issued under the 2022 Share Incentive Plan.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources